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     As filed with the Securities and Exchange Commission on March 19, 1999

                                                       Registration No. 33-18911

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            TRANSAMERICA CORPORATION
               (Exact name of issuer as specified in its charter)

             DELAWARE                                        94-0932740
    (State or jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                         Identification No.)


             600 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94111
                    (Address of Principal Executive Offices)

           TRANSAMERICA CORPORATION EMPLOYEES STOCK SAVINGS PLAN PLUS
          (formerly, the Transamerica Corporation Excess Deferral Plan)
                            (Full Title of the Plan)

                            Shirley H. Buccieri, Esq.
              Senior Vice President, General Counsel and Secretary
                            Transamerica Corporation
             600 Montgomery Street, San Francisco, California 94111
                     (Name and address of agent for service)

           Telephone number, including area code of agent for service:
                                 (415) 983-4000

                                   Copies to:
                           Cameron W. Wolfe, Jr., Esq.
                               Usha Smerdon, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                        Old Federal Reserve Bank Building
                               400 Sansome Street
                         San Francisco, California 94111





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                     TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-8 (Commission File No. 33-18911) is filed because all shares previously registered on such Form S-8 have been sold. Accordingly, this Registration Statement is hereby terminated.



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                                    Signature

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 18th day of March, 1999.

TRANSAMERICA CORPORATION
        (Registrant)

/s/ Burton E. Broome
--------------------------------
Burton E. Broome
Vice President and Controller



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